Exhibit 99.1

Oplink Reports Second Quarter Fiscal Year 2013 Financial Results

Fremont, Calif., -- January 31, 2013 -- Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its second quarter of fiscal year 2013, ended December 30, 2012.

Revenues for the quarter were $45.1 million and GAAP net income was $3.5 million, or $0.18 per diluted share. This compares to revenues of $44.9 million and a GAAP net income of $3.4 million, or $0.17 per diluted share, reported in the prior quarter, and revenues of $43.3 million and GAAP net loss of $1.5 million, or $(0.08) per share, reported in the same period of the prior year.
Non-GAAP net income for the second quarter was $4.6 million, or $0.24 per diluted share, as compared to $5.0 million, or $0.26 per diluted share, reported in the prior quarter, and $2.0 million, or $0.10 per diluted share, reported in the same period of the prior year.
Oplink generated $2.4 million in cash from operations, used $5.7 million for stock repurchases, and $6.9 million for capital expenditures. The Company closed the quarter with cash, cash equivalents and short-term and long-term investments of $166.7 million.

“We are pleased with our solid results in the quarter, with steady revenues in our optics business,” commented Joe Liu, Chairman and CEO of Oplink.  “We continued to work closely with our customers on optical design-in opportunities while investing in key areas for future growth.  Also in the quarter, we announced the commercial availability of our first Smartphone-centric remote interactive plug-n-play alarm and surveillance system, and are encouraged by market feedback from prospective channels and partners. We are optimistic about the business opportunities ahead.”

Business Outlook for the Quarter Ending March 31, 2013

For the quarter ending March 31, 2013, the Company expects to report revenues between $42 million and $45 million and GAAP net income per diluted share of approximately $0.09 to $0.15.  On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and any other non-cash or non-recurring charges, the Company expects earnings per diluted share of approximately $0.15 to $0.21. GAAP and non-GAAP net income per diluted share for the quarter ending March 31, 2013 assume an effective tax rate of 20%.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on January 31, 2013.  The conference call can be accessed by dialing 1-877-941-8416, or 1-480-629-9808 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on January 31, 2013 until 11:59 p.m. Pacific Time on February 7, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4592343#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables.

Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink's performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink's "core operating performance" and its results of operations may look in the future. Oplink defines "core operating performance" as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits or charges, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink's view of "core operating performance."

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink's customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This press release contains forward-looking statements, including without limitation the statements under the heading "Business Outlook for the Quarter Ending March 31, 2013." These forward-looking statements involve risks and uncertainties that could cause Oplink's results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: (1) possible reductions in customer orders or delays in shipments of products to customers; (2) potential delays in introduction of new Oplink products; (3) Oplink's reliance on a small number of customers for a substantial portion of its revenues; (4) Oplink's reliance on third parties to supply critical components and materials for its products; (5) intense competition in Oplink's target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; (6) risks relating to the new Mobile Interactive business, including the risk that the products and services, being new and unproven, may not achieve market acceptance, the risk that Oplink may not be successful in developing adequate sales channels for these products and services, and the risk of write-downs for slow-moving or obsolete inventory ; (7) changes in our effective tax rate, which could reduce our net income; and (8) other risks detailed from time to time in Oplink's periodic reports filed with the Securities and Exchange Commission, including the Company's latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink's outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

(TABLES TO FOLLOW)

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Investor Relations:

Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 30,	July 1,
	2012	2012
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$59,289	$81,233
Short-term investments	107,151	85,382
Accounts receivable, net	39,479	33,165
Inventories	20,028	19,091
Prepaid expenses and other current assets	7,569	8,633
Deferred tax assets	1,612	1,609
Total current assets	235,128	229,113
Property, plant and equipment, net	50,569	45,392
Long-term investments	243	9,606
Goodwill and intangible assets, net	1,395	1,648
Deferred tax assets	7,583	7,151
Other assets	12,577	12,279
Total assets	$307,495	$305,189

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,832	$11,739
Accrued liabilities and other current liabilities	13,958	12,460
Total current liabilities	24,790	24,199
Non-current liabilities	9,337	8,858
Total liabilities	34,127	33,057
Stockholders' equity	273,368	272,132
Total liabilities and stockholders' equity	$307,495	$305,189

(1)	The July 1, 2012 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	December 30,	September 30,	January 1,	December 30,	January 1,
	2012	2012	2012	2012	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$45,099	$44,884	$43,328	$89,983	$86,705
Cost of revenues	28,570	28,254	29,977	56,824	59,234
Gross profit	16,529	16,630	13,351	33,159	27,471
Operating expenses:
Research and development	5,829	5,432	5,049	11,261	10,024
Sales and marketing	3,348	3,212	2,508	6,560	5,096
General and administrative	2,109	2,154	6,344	4,263	8,953
Stock compensation expense	1,045	1,863	1,169	2,908	2,921
Amortization of intangible assets	91	91	166	182	482
Gain on sale/disposal of assets	(5)	(7)	(8)	(12)	(385)
Total operating expenses	12,417	12,745	15,228	25,162	27,091
Income (loss) from operations	4,112	3,885	(1,877)	7,997	380
Interest and other income, net	412	266	203	678	316
Income (loss) before provision (benefit) for income taxes	4,524	4,151	(1,674)	8,675	696
Provision (benefit) for income taxes	(1,068)	(788)	181	(1,856)	(966)
Net income (loss)	$3,456	$3,363	$(1,493)	$6,819	$(270)

Net income (loss) per share:
Basic	$0.18	$0.18	$(0.08)	$0.36	$(0.01)
Diluted	$0.18	$0.17	$(0.08)	$0.35	$(0.01)

Shares used in per share calculation:
Basic	19,107	19,080	19,185	19,093	19,446
Diluted	19,277	19,425	19,185	19,395	19,446

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	December 30,	September 30,	January 1,	December 30,	January 1,
	2012	2012	2012	2012	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss), GAAP	$3,456	$3,363	$(1,493)	$6,819	$(270)
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock compensation expense	49	123	89	172	198
Amortization of intangible assets	36	36	161	72	572
Total related to cost of revenues	85	159	250	244	770

Related to operating expenses:
Legal settlement	-	-	3,317	-	3,317
Stock compensation expense	1,045	1,863	1,169	2,908	2,921
Amortization of intangible assets	91	91	166	182	482
Total related to operating expenses	1,136	1,954	4,652	3,090	6,720

Tax effects on non-GAAP adjustments	(112)	(517)	(1,424)	(629)	(2,119)

Non-GAAP net income	$4,565	$4,959	$1,985	$9,524	$5,101

Net income per share, non-GAAP:
Basic	$0.24	$0.26	$0.10	$0.50	$0.26
Diluted	$0.24	$0.26	$0.10	$0.49	$0.25

Shares used in per share calculation:
Basic	19,107	19,080	19,185	19,093	19,446
Diluted	19,277	19,425	19,716	19,395	20,075

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$16,529	$16,630	$13,351	$33,159	$27,471
Stock compensation expense included in cost of revenues	49	123	89	172	198
Amortization of intangible assets included in cost of revenues	36	36	161	72	572
Non-GAAP gross profit	$16,614	$16,789	$13,601	$33,403	$28,241

GAAP gross margin rate	36.7%	37.1%	30.8%	36.9%	31.7%
Non-GAAP gross margin rate	36.8%	37.4%	31.4%	37.1%	32.6%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Six Months Ended
	December 30,	January 1,
	2012	2012
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$6,819	$(270)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,593	3,007
Amortization of intangible assets	254	1,046
Stock compensation expense	3,080	3,118
Deferred income taxes	6	624
Gain on sale/disposal of assets	(12)	(385)
Other	110	207
Change in assets and liabilities	(3,695)	4,454
Net cash provided by operating activities	10,155	11,801

Cash flows from investing activities:
Net (purchases) maturities of investments	(15,976)	13,684
Net purchases of property, plant and equipment	(8,312)	(5,415)
Sales (purchases) of cost or equity investments	214	(200)
Business acquisition	(1,090)	-
Net cash (used in) provided by investing activities	(25,164)	8,069

Cash flows from financing activities:
Proceeds from issuance of common stock	2,260	866
Repurchase of common stock	(9,286)	(19,703)
Net cash used in financing activities	(7,026)	(18,837)

Effect of exchange rate changes on cash and cash equivalents	91	(150)
Net (decrease) increase in cash and cash equivalents	(21,944)	883
Cash and cash equivalents, beginning of period	81,233	52,644
Cash and cash equivalents, end of period	$59,289	$53,527